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                              Exhibit 11.1

                            SHARE COMPUTATION

                       Quarter ended March 29,1997

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

                                                                                             COMMON STOCK
                                                                        -----------------------------------------------------
                                                                                                                   WEIGHTED
                                                      PREFERRED                                     TOTAL LESS     AVERAGE
                                                        STOCK               TOTAL       TREASURY    TREASURY       SHARES
                                                                        -----------   ----------   ----------    ------------

Shares outstanding at beginning of quarter..........    4,220            18,074,120    (341,341)   17,732,779     17,732,779
Treasury shares purchased...........................                                                        0
Exercise of warrants................................                                                        0
Exercise of stock options...........................                                                        0
Preferred stock sold................................                                                        0
Preferred converted to common.......................                                                        0
Common stock sold...................................                                                        0
                                                      ---------         -----------   ----------   ------------  ------------
Shares outstanding at end of quarter................    4,220            18,074,120    (341,341)   17,732,779      17,732,779
                                                      ---------         -----------   ----------   ------------  ------------
                                                      ---------         -----------   ----------   ------------  ------------

Net (Loss)..........................................                                                             $  (207,000)
Weighted average shares.............................                                                              17,732,779
(Loss) per share....................................                                                                  ($0.01)
                                                                                                                 ------------
                                                                                                                 ------------

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